Exhibit 99.1

Footnotes to Form 3

(1)
Advent International, L.P. (f/k/a Advent International Corporation, “Advent”) manages funds that collectively own 34,539,784 shares of common stock of the Issuer, which are represented as follows: (i) 2,070,038 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 2,246,847 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 1,675,283 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 2,615,975 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 6,313,799 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 1,031,255 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 881,974 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 261,362 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 2,315,512 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 2,153,142 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 2,115,908 shares of common stock held by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 4,855,568 shares of common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 982,208 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 1,665,888 shares of common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 992,811 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 902,283 shares of common stock held by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 76,403 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 476,165 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 91,808 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 63,519 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 752,036 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds” and together with the Advent VIII Luxembourg Funds and the Advent VIII Cayman Funds, the “Advent VIII Funds”)..

(2)
GPE VIII GP S.à.r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à.r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. Advent is the manager of Advent International GPE VIII, LLC, and the Reporting Person is the general partner of Advent, and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Funds.

(3)
The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.